EXHIBIT 1.1





                       Lehman Structured Securities Corp.

          Commercial Mortgage Pass-Through Certificates, Series 1996-1


                               October [__], 1996


                             UNDERWRITING AGREEMENT


Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     Lehman Structured Securities Corp., a Delaware corporation (the "Company"), proposes to issue and sell approximately $[ ] aggregate principal amount of its Commercial Mortgage Pass-Through Certificates, Series 1996-1, Class E-1 and Class E-2 Certificates (the "Underwritten Certificates"). The Underwritten Certificates shall have the following terms (except that the Initial Aggregate Certificate Principal Amount of each Class of the Underwritten Certificates set forth below is approximate and is subject to a permitted variance of plus or minus 5%, depending on the amount of Resolution Trust Corporation, Commercial Mortgage Pass-Through Certificates, Series 1994-C1, Class E Certificates (the "Underlying Class E Certificates") actually delivered to the Trustee):


                                 Initial
                                Aggregate                                     Rated
                               Certificate                 Certificate        Final
                                Principal                   Interest      Distribution
Class                            Amount                      Rate             Date
-----
Class E-1                                $                     %                 June 25, 2026
----------
Class E-2                                $                     %                 June 25, 2026

     The Underwritten Certificates will be issued under a Trust Agreement (the "Trust Agreement") dated as of October 1, 1996, among the Company and State Street Bank and Trust Company as trustee (the "Trustee").

     This  is  to  confirm  the  agreement   concerning   the  purchase  of  the
Underwritten Certificates from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters").

     1. Representations, Warranties and Covenants of the Company.

     The Company represents, warrants and agrees that:

     (a) A registration statement on Form S-11 (No. 333-10027) with respect to the Underwritten Certificates has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"). As used in this Agreement, (i) "Registration Statement" means that registration statement and all exhibits thereto, as filed with the Commission pursuant Regulation S-T via EDGAR transmission; and (ii) "Prospectus" means the prospectus included in the Registration Statement.

     (b) To the extent that any Underwriter (i) has provided to the Company Collateral term sheets (as defined below) that such Underwriter has provided to a prospective investor, the Company has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural term sheets or computational materials (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural term sheet and computational materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Regulation S-T via EDGAR transmission.

     (c) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Trust Indenture Act and the rules and regulations thereunder (the "1939 Act Rules and Regulations"); and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters (including any Derived Information) specifically for inclusion therein.

     (d) The Company is not in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and the Trust Agreement and the consummation of the transactions contemplated therein have been, and at the Delivery Date (as defined in Section 4 hereof) will have been, authorized by all necessary corporate action and compliance by the Company with the provisions of this Agreement; the issuance of the Underwritten Certificates and the execution, delivery and performance by the Company of the Trust Agreement will not conflict with, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company, other than the lien of the Trust Agreement, pursuant to the terms of, or constitute a default under, any material agreement, trust agreement or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties; and, except as required by the Act, the Trust Indenture Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Trust Agreement.

     (e) Except as described in the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition or results of operations of the Company from the dates as of which information is given in the Registration Statement and the Prospectus.

     (f) As of the date of this Agreement, each of this Agreement and the Trust Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. On the Delivery Date, (i) the Trust Agreement pursuant to which the Underwritten Certificates will be issued will have been duly and validly authorized, executed and delivered by the Company, and will constitute the valid and legally binding obligations of the Company enforceable with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity and, (ii) upon payment for the Underwritten Certificates as provided in this Agreement and upon due authentication and delivery thereof as provided in the Trust Agreement, the Underwritten Certificates will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Trust Agreement, and (iii) the Underwritten Certificates and the Trust Agreement will conform to the descriptions thereof contained in the Prospectus.

     (g) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties.

     (h) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company that might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or that is required to be disclosed in the Registration Statement.

     (i) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations or the 1939 Act Rules and Regulations, or that are required to be summarized in the Prospectus that are not so summarized.

     (j) At or prior to the Delivery Date, the Company will have caused to be validly assigned, delivered and pledged to the Trustee under the Trust Agreement, [a portion of] the Underling Class E Certificates, the interests of which will pass through to the Underwritten Certificates, which Underlying Class E Certificates (i) has as of the Delivery Date a principal balance of not less than the aggregate certificate principal amount of the Underwritten Certificates and the other certificates, if any, issued pursuant to the Trust Agreement, (ii) has for each Due Date scheduled payments of interest and principal, if any, that will satisfy the requirements of the Trust Agreement and (iii) conforms in all material respects with the description thereof in the Prospectus.

     (k) At the Delivery Date, the initial Underlying Class E Certificates delivered to the Trustee pursuant to the Trust Agreement (the "Trust Fund"), the interests of which pass through to the Underwritten Certificates, will have been duly and validly assigned, delivered and conveyed by the Company under the Trust Agreement, and there shall have been filed pursuant to the Uniform Commercial Code any necessary financing statements with respect to the Underlying Class E Certificates whose interest pass through to the Underwritten Certificates, in such states as may be required so that the Trust Agreement will create as security for the Underwritten Certificates a valid and perfected first priority security interest in such Trust Fund, and following the Delivery Date the Company will take any and all action required to protect such security interest during the term of the Trust Agreement.

     [(l)The Company is not, and will not be as a result of the offer and sale of the Underwritten Certificates as contemplated by the Prospectus, subject to the provisions of the Investment Company Act of 1940, as amended.]

     (m) At the Delivery Date, each Class of the Underwritten Certificates will have been rated in the bond rating category by a nationally recognized statistical rating agency (as such term is used in Rule 15c3-1 under the Exchange Act) as described in the Prospectus relating to the Underwritten Certificates.

     2. Representations, Warranties and Agreements of the Underwriters. Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Company that:

     (a) It will provide to the Company a copy of any Derived Information no later than the date preceding the date such Derived Information is required to be filed with the Commission on Form 8-K pursuant to the No-Action Letters (as defined below).

     (b) All Derived Information provided to the Company by it pursuant to this Section, as of the date such Derived Information is so provided and as of the date such Derived Information is filed by the Company with the Commission, will not contain any untrue statement of a material fact, when considered in conjunction with the Prospectus, and will not omit to state any material fact required to be stated therein or necessary, when considered in conjunction with the Prospectus, to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) If any Derived Information required to be provided by it to the Company pursuant to this Section is determined to contain any information that is inaccurate or misleading, the applicable Underwriter responsible for such Derived Information (whether or not such Derived Information was provided to the Company or filed with the Commission) shall promptly prepare and deliver to the Company and each prospective investor which received such Derived Information a corrected version thereof. All information provided pursuant to this Section shall be provided within the time periods set forth in Section 2(a).

     (d) All Derived Information delivered by it to prospective investors shall contain a legend satisfactory in substance to the Company.

     (e) Notwithstanding any other provision herein, each Underwriter severally agrees to pay all costs and expenses of the Company incurred in connection with the filing by the Company of any Derived Information provided by it with the Commission.

     For purposes of this Agreement, the term "Derived Information" means such portion, if any, of the information delivered to the Company by any Underwriter pursuant to Section 2(a) hereof for filing with the Commission on Form 8-K as is:

     (i)  not  contained  in  the   Prospectus   without   taking  into  account
          information incorporated by reference therein;

     (ii) was not included in any computer tape furnished to the Underwriter bythe Company concerning the assets comprising the Trust; and

     (iii)is of the type of information defined as Collateral term sheets, Structural term sheets or computational materials (as such terms are interpreted in the No-Action Letters).

     The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

     3. Purchase of the Underwritten Certificates by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Underwritten Certificates to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of each Class of Underwritten Certificates set forth opposite that underwriter's name in Schedule 1 hereto, at an aggregate purchase price equal to the sum of
(i) the percentage specified in Schedule 2 hereto with respect to each Class of Underwritten Certificates multiplied by the principal amount of such Class of Certificates to be purchased by such Underwriter [and (ii) such Underwriter's proportionate share (based on the principal amount of Underwritten Certificates purchased hereunder) of a credit to the Issuer in the amount of $[______________].]

     4. Delivery of and Payment for the Underwritten Certificates. Payment for the Underwritten Certificates shall be made at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York by 10:00 A.M. New York City time, on October [__], 1996, or at such other location, time and date as shall be agreed upon. This date and time are sometimes referred to as the "Delivery Date." The Underwritten Certificates, in definitive form, duly executed and authenticated, shall at the direction of the Underwriters be delivered by the Company, for safekeeping, against delivery of a safekeeping receipt, either to the Underwriters at the offices of Lehman Brothers Inc. in New York, New York, on the business day prior to the Delivery Date, registered in such names and denominations as the Underwriters shall request in writing at least four business days prior to the Delivery Date or to the office of the Underwriters' agent, The Depository Trust Company ("DTC"), in New York, New York, on the business day prior to the Delivery Date, registered in such names as DTC shall request in writing at least four business days prior to the Delivery Date. The Underwritten Certificates shall be delivered or released, as the case may be, to DTC, in its capacity as initial Holder thereof, on the Delivery Date, at the office of DTC, against payment of the purchase price to or under the order of the Company in Federal Reserve or other immediately available funds. Such Underwritten Certificates shall be made available for checking and packaging by the Underwriters not less than two business days prior to the Delivery Date at such place in New York, New York as the Underwriters and the Company may agree. Time shall be of the essence, and delivery at the times and places specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

     5. Offering by Underwriters. It is understood that the Underwriters propose to offer the Underwritten Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

     6. Further Agreements of the Company. The Company agrees:

     (a) To furnish promptly to the Underwriters and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed with the Commission, and each amendment or supplement thereto filed prior to the date of the Underwriting Agreement or relating to or covering the Underwritten Certificates, and a copy of each Prospectus filed with the Commission, including all consents and exhibits filed therewith;

     (b) To deliver promptly to the Underwriters such number of conformed copies of the Registration Statement and of each amendment or supplement thereto filed prior to the date of the Underwriting Agreement or relating to or covering the Underwritten Certificates and, during such period following the date of the Underwriting Agreement in which any Prospectus is required by law to be delivered, such number of copies of each Prospectus, as the Underwriters may reasonably request;

     (c) To file promptly with the Commission, during such period following the date of the Underwriting Agreement in which any Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Act or requested by the Commission and approved by the Underwriters;

     (d) Prior to filing with the  Commission  during the period  referred to in
(c) above any amendment or supplement to the Registration Statement or any Prospectus, to furnish a copy thereof to the Underwriters and to counsel for the Underwriters, and the Company will not file any such amendment or supplement to which the Underwriters shall reasonably object;

     (e) To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Underwritten Certificates becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Underwritten Certificates) or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading;

     (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company shall be obligated to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

     (g) As soon as practicable, to make generally available to its security holders and to deliver to the Underwriters an earnings statement conforming with the requirements of Section 11(a) of the Act and Rule 158 thereunder;

     (h) To endeavor to qualify the Underwritten Certificates for offer and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request; provided, however, that this Section 6(h) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified; and

     (i) To file any documents and any amendments thereof as may be required to be filed by it pursuant to the Exchange Act.

     7. Expenses. The Company agrees to cause to be paid (i) the costs incident in the preparation, printing and filing under the Act of the Registration Statement and any amendments thereof and supplements and exhibits thereto, (ii) the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement; (iii) the costs of printing and distributing this Agreement and the Trust Agreement, (iv) the costs of filings, if any, with the National Association of Securities Dealers, Inc.; (v) fees paid to any rating agency in connection with the rating of the Underwritten Certificates, including the Underwritten Certificates; (vi) the fees and expenses of qualifying the Underwritten Certificates, under the securities laws of the several jurisdictions as provided in Section 6(h) hereof and of preparing and printing, if so requested by the Underwriters, a Preliminary Blue Sky Survey and Legal Investment Survey concerning the legality of the Underwritten Certificates as an investment (including fees and disbursements of counsel to the Underwriters in connection therewith) and (vii) any other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided, however, that, except as provided in Section 11, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Certificates that they may sell and the expenses of advertising any offering of the Underwritten Certificates made by the Underwriters.

     8. Conditions of Underwriters' Obligations. The obligation of the Underwriters to purchase the Underwritten Certificates are subject to the accuracy, on the date of this Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Certificates:

     (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and after the date of this Agreement the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus to which the Underwriters shall have reasonably objected.

     (b) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or any Prospectus contains an untrue statement of a fact that, in the opinion of counsel to the Underwriters is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All  corporate  proceedings  and other  legal  matters  incident to the authorization, form and validity of this Agreement, the Underwritten Certificates and the Trust Agreement and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) The Underwriters shall have received from counsel to the Company, a favorable opinion dated the Delivery Date, satisfactory to their counsel.

     (e) The Underwriters shall have received from counsel to the Trustee, a favorable opinion dated the Delivery Date, satisfactory to their counsel.

     (f) The Company shall have furnished to the Underwriters on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board or President and its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary stating that:

     (i) The representations and warranties of the Company in Section l hereof are true and correct as of the Delivery Date; the Company has complied with all of its agreements and obligations hereunder, and the conditions set forth in
Section 8(a) hereof have been fulfilled; and

     (ii) They have carefully examined the Registration Statement and each Prospectus and, in their opinion, (A) as of the date of each Prospectus, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of each Prospectus, no event has occurred that should have been set forth in a supplement to or amendment of the Prospectus that has not been set forth in such a supplement or amendment.

     (j) The Company shall have furnished to the Underwriters, at the time the Underwriting Agreement is executed and at the Delivery Date, accountants letters addressed to the Underwriters and dated, respectively, the date the Underwriting Agreement is executed and the Delivery Date, in the forms previously delivered and agreed to by the Underwriters.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

     9. Conditions of Company's Obligations. The Company shall not be obligated to deliver any of the Underwritten Certificates except upon payment for all the Underwritten Certificates to be purchased pursuant to this Agreement as hereinafter provided.

     10. Defaulting Underwriters.

     If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter shall be obligated to purchase the Underwritten Certificates which the defaulting Underwriter agreed but failed to purchase on such Delivery Date; provided, however, that the non-defaulting Underwriter shall not be obligated to purchase any of the Underwritten Certificates on such Delivery Date if the principal amount of Underwritten Certificates which the defaulting Underwriter agreed but failed to purchase on such date exceeds [20%] of the aggregate principal amount of Underwritten Certificates to be purchased on such Delivery Date, and the non-defaulting Underwriter shall not be obligated to purchase more than [125%] of the principal amount of Underwritten Certificates which it agreed to purchase on such Delivery Date pursuant to the terms of Sections 3 and 4. If the foregoing maximums are exceeded, the non-defaulting Underwriter, or those other underwriters satisfactory to the non-defaulting Underwriter who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Underwritten Certificates to be purchased on such Delivery Date. If the non-defaulting Underwriter or other underwriters satisfactory to the non-defaulting Underwriter do not elect to purchase the Underwritten Certificates which the defaulting Underwriter agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7, 11 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section, purchases Underwritten Certificates which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Underwritten Certificates of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriter or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary to the Registration Statement, the Prospectus or to any other document or arrangement.

     11. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Underwriters or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriters and such controlling person for any legal and other expenses reasonably incurred by the Underwriters or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Prospectus in reliance upon and in conformity with written information (including any Derived Information) furnished to the Company through the Underwriters specifically for inclusion therein. The foregoing indemnity is in addition to any liability that the Company may otherwise have to the Underwriters or any person or entity controlling the Underwriters.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state in the Registration Statement or any Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of the Underwriters specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person investing or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Underwriters may otherwise have to the Company or any of its directors, officers or controlling persons.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Derived Information, or arises out of, or is based upon, the omission or alleged omission to state in any Derived Information a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person investing or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Underwriters may otherwise have to the Company or any of its directors, officers or controlling persons.

     (d) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or commencement of that action, provided that the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that the Underwriters shall have the right to employ counsel to represent the Underwriters, and the controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriters against the Company under this Section, if (i) in the reasonable judgment of the Underwriters, there may be legal defenses available to the Underwriters, and those controlling persons, different from or in addition to those available to the Company, or there is a conflict of interest between the Underwriters and the controlling persons, on one hand, and the Company, on the other, or (ii) the Company shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be liable for the fees and expenses of more than one separate firm of attorneys for the Underwriters and the controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (e) If the indemnification provided for in this Section shall for any reason be unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the
Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Underwritten Certificates by the Underwriters set forth in "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     (g) The indemnity agreements contained in this Section and the representations, warranties and agreements of the Company in Section 1 and
Section 6 hereof, shall survive the delivery of the Underwritten Certificates, and the provisions of this Section shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     12. Termination. The obligations of the Underwriters under this Agreement may be terminated by the Underwriters, in their absolute discretion by notice given to and received by the Company prior to the delivery of and payment for the Underwritten Certificates, if, during the period beginning on the date of this Agreement to and including the Delivery Date, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or minimum prices are established on that Exchange, (b) a banking moratorium is declared by Federal or New York State authorities, (c) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the Underwriters' reasonable judgment to proceed with the public offering of the Underwritten Certificates on the terms and in the manner contemplated in the Prospectus as amended or supplemented, or (d) any rating of any series of Certificates shall be lowered by the nationally recognized statistical rating agency (as such term is used in Rule 15c3-1 under the Exchange Act) that initially rated the Underwritten Certificates.

     13. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten Certificates shall not be consummated other than by reason of default of any of the Underwriters, the Company shall cause the Underwriters to be reimbursed for the reasonable fees and expenses of counsel and for such other out-of-pocket expenses as shall have been incurred in connection with this Agreement and the proposed purchase of the Underwritten Certificates.

     14. Notices, etc. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by Lehman Brothers Inc. Any notice to the Underwriters shall be sufficient if given in writing or by telecopy addressed to Lehman Brothers Inc., 200 Vesey Street, New York, New York 10285, and any notice to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 200 Vesey Street, New York, New York 10285, Attention:
President.

     15. Persons Entitled to Benefit of the Agreement. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriters contained in Section 11 hereof shall be deemed to be also for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company and the indemnity agreement of the Company contained in Section 11 shall be deemed to be also for the benefit of any person controlling the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     16. Definition of the term "Business Day." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

     19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                        Very truly yours,

                                        LEHMAN STRUCTURED SECURITIES CORP.



                                        By:
                                        Name:
                                        Title:


Accepted:


LEHMAN BROTHERS INC.


By:
Name:
Title:

                                   Schedule 1

                                                               Lehman
Class                                                      Brothers Inc.
Class E-1                                                   $[          ]

Class E-2                                                   $[          ]

Total                                                       $[          ]





                                   Schedule 2

                                                           Underwriting
Class                                                         Price
Class E-1                                                   $[         ]

Class E-2                                                   $[         ]